EXHIBIT 23.1(B)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Imatron Inc. 1994 Employee Stock Purchase Plan, As Amended of Imatron Inc. of our report dated February 14, 1997, except for Note 17, as to which the date is April 10, 1998, with respect to the consolidated financial statements of Imatron Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------
                                                        Ernst & Young LLP

San Francisco, California
January 3, 2000

                                      -14-